Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, as the Chief Financial Officer of HQ Sustainable Maritime Industries, Inc. (the “Company”), certifies that, to his knowledge on the date of this certification:

1.	This Quarterly Report on Form 10–Q of the Company for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certifications are made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and shall not be relied upon for any other purpose.

Dated: November 9, 2010

/s/ Jean-Pierre Dallaire
Jean-Pierre Dallaire
Chief Financial Officer